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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No.2 to Registration Statement No. 333-63186 of Willis Group Holdings Limited on Form S-8 of our report dated February 4, 2004, appearing in the Annual Report on Form 10-K of Willis Group Holdings Limited for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touch LLP
London
December 16, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM